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                                                                       EXHIBIT 3
New Mexico and Arizona Land Company

Exhibit 3 (i) Restated Articles Of Incorporation of Registrant (AS OF MAY 16,
1997)


Pursuant to Section 10-1006 and 10-1007, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is NEW MEXICO AND ARIZONA LAND COMPANY.

2. Attached hereto as Exhibit A, is a copy of the articles of incorporation of the corporation fully restated to include all amendments to the articles of incorporation through the date of filing of this document.

3. The restatement does contain an amendment requiring shareholder approval. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The amendment was approved by the shareholders on May 16, 1997. There is one voting group entitled to vote separately on the amendment. The designation and number of outstanding shares in each voting group entitled to vote separately on the amendment, the number of votes entitles to be cast by each, the number of votes of each such voting group represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

      The voting group consisting of 3,012,886 outstanding shares of common stock is entitled to 3,012,886 votes. There were 2,592,011 votes present at the meeting. The voting group cast 2,571,613 votes for and 9,894 votes against approval of the amendment adding a new Article Eighth as set forth on Exhibit A. 10,504 votes abstained from voting for or against approval of the amendment.

DATED as of the    16     day of May, 1997.

                      NEW MEXICO AND ARIZONA LAND COMPANY


                      By    /s/E. M. Bedewi
                            --------------------------------------------
                      E. M. Bedewi, Sr. Vice President, Treasurer and Secretary
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                                    EXHIBIT A


                      RESTATED ARTICLES OF INCORPORATION OF
                       NEW MEXICO AND ARIZONA LAND COMPANY
                              (AS OF MAY 16, 1997)

KNOW ALL MEN BY THESE PRESENTS that we, whose hands are hereunto affixed, do hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Arizona and, to that end, do adopt the following articles of incorporation:

FIRST:  The name of the corporation shall be NEW MEXICO AND ARIZONA LAND
COMPANY.

SECOND: This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as amended from time to time. The corporation is presently engaged in the business of holding and managing land for investment purposes, leasing real property and interests therein, and developing mineral resources.

THIRD: The corporation shall have authority to issue a total of forty million (40,000,000) shares of capital stock, consisting of:

           (1) Thirty million (30,000,000) shares of common stock, no par value per share; and
           (2) Ten million (10,000,000) shares of serial preferred stock, no par value per share.

Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders. Issued and outstanding shares of serial preferred stock will entitle the holders thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

The Board of Directors is authorized to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

             a) The serial designation and authorized number of shares;
             b) The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;
             c) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;
             d) The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;
             e) Any sinking fund provisions for redemption or purchase of shares of such series; and
             f) The terms and conditions, if any, on which shares may be converted into shares of

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other capital stock, or of other series of serial preferred stock of the
Corporation.

Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it.

Preferred stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the status of authorized but unissued preference stock.

All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the board of directors authorizing the issuance of the series.

FOURTH: All directors of the corporation must be shareholders of the corporation. The number of directors of the corporation shall be set by the Board of Directors from time to time; provided, however, that the number of directors so designated shall be no less than five (5) nor more than nine (9). The Board of Directors shall consist of Class A directors and Class B directors. The Class A directors shall be elected for a term of two (2) years at the annual meeting of shareholders of the corporation held in every odd numbered year. The Class B directors shall be elected for a term of two (2) years at the annual meeting of shareholders of the corporation held in every even numbered year. When an even number of directors has been set by the Board of Directors, there shall be an even number of Class A and Class B directors. When an odd number of directors has been set by the Board of Directors, there shall be one more Class B director than there are Class A directors.

FIFTH: The Board of Directors may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted capital surplus of the corporation.

SIXTH: Elizabeth M. Bedewi, Senior Vice President, Treasurer and Secretary of New Mexico and Arizona Land Company, 3033 North 44th Street, Suite 270, Phoenix, Arizona 85018-7228, is hereby appointed statutory agent for the corporation for the State of Arizona.

SEVENTH: The liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Section 10-202.B.1 of the Arizona Revised Statutes. If the Arizona Business Corporation Act is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission

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occurring prior to or at the time of such repeal or modification.

The provisions of the Article Seventh shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of the Article Seventh.

EIGHTH: The Corporation shall indemnify any and all of its existing and former directors and officers to the fullest extent permitted by Section 10-202b.2 of the Arizona Business Corporation Act. If the Arizona Business Corporation Act is amended to authorize corporate action further permitting indemnification of directors or officers, the Corporation shall indemnify its existing and former directors and officers to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of existing or former directors or officers existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

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New Mexico and Arizona Land Company

Exhibit 3 (ii) Bylaws Of Registrant Amended and Restated MAY 16, 1997

                 I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

              1.01. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision of Chapters 1 through 17 of Title 10 of the Arizona Revised Statutes, or any successor statute, as from time to time amended and in effect (sometimes referred to herein as the "Arizona Business Corporation Act"). Any reference herein made to the corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission. Except as otherwise required by law and subject to any procedures established by the corporation pursuant to Arizona Revised Statutes Section 723, the term "shareholder" as used herein shall mean one who is a holder of record of shares of the corporation. References to specific sections of law herein made shall be deemed to refer to such sections, or any comparable successor provisions, as from time to time amended and in effect.

              1.02. Seniority. The law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

              1.03. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

                                   II. OFFICES

         2.01. Principal Office. The principal office of the corporation shall be located at any place either within or outside the State of Arizona as designated in the corporation's most current Annual Report filed with the Arizona Corporation Commission or in any other document executed and delivered to the Arizona Corporation Commission for filing. If a principal office is not so designated, the principal office of the corporation shall mean the known place of business of the corporation. The corporation may have such other offices, either within or without the State of Arizona, as the Board of Directors may designate or as the business of the corporation may require from time to time.

              2.02. Known Place of Business. A known place of business of the corporation shall be located within the State of Arizona and may be, but need not be, the address of the statutory agent of the corporation. The corporation may change its known place of business from time to time in accordance with the relevant provisions of the Arizona Business Corporation Act.

                                III. SHAREHOLDERS

              3.01. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on or before June 30th in each year, at such time and place, either within or without the State of Arizona, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to
Section 3.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid; a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted. If the day fixed for the annual meeting shall be a legal holiday in the State of Arizona such meeting shall be held on the next succeeding business day.
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              3.02. Special Shareholder Meetings. Special meetings of the shareholders may be held whenever and wherever, either within or without the State of Arizona, called for by or at the direction of the Chairman of the Board, the President, or the Board of Directors.

              3.03. Notice of Shareholders Meetings.

                           (a) Required Notice. Notice stating the place, day
and hour of any annual or special shareholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the meeting by law or the Articles. Notices to shareholders shall be given in accordance with, and shall be deemed to be effective at the time and in the manner described in, Arizona Revised Statutes
Section 10-141. If no designation is made of the place at which an annual or special meeting will be held in the notice for such meeting, the place of the meeting will be at the principal place of business of the corporation.

                           (b) Adjourned Meeting. If any shareholders meeting is
adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is fixed or must be fixed in accordance with law or these Bylaws, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice pursuant to Section 3.03(a) above.

                           (c) Waiver of Notice. Any shareholder may waive
notice of a meeting (or any notice of any other action required to be given by the Arizona Business Corporation Act, the corporation's Articles, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the shareholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice, unless the shareholder takes certain actions to preserve his/her objections as described in the Arizona Business Corporation Act.

                           (d) Contents of Notice. The notice of each special
shareholders' meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law, this Section 3.03(d), or the corporation's Articles, the notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called.

         3.04. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of shareholders shall be as provided in the Arizona Business Corporation Act.

                  When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.


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              3.05. Shareholder List. The corporation shall make a complete record of the shareholders entitled to notice of each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at another place identified in the meeting notice in the city where the meeting is to be held. Failure to comply with this section shall not affect the validity of any action taken at the meeting.

              3.06. Shareholder Quorum and Voting Requirements.

                           (a) If the Articles or the Arizona Business
Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

                           (b) If the Articles or the Arizona Business
Corporation Act provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

                           (c) Shares entitled to vote as a separate voting
group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Arizona Business Corporation Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                           (d) Once a share is represented for any purpose at a
meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

                           (e) If a quorum exists, action on a matter (other
than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the Arizona Business Corporation Act require a greater number of affirmative votes.

                           (f) Voting will be by ballot on any question as to
which any person demands a ballot vote prior to the time the voting begins entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

                 3.07 Manner of Bringing Business Before Meetings.

                           (a) At any annual or special meeting of shareholders
only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must be a proper subject for shareholder action and must have been (i) specified in the written notice of the meeting (or any supplement thereto) given to shareholders who were shareholders on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, selected as provided in Section 3.12 hereof, or (iii) specified in a written notice given by or on behalf of a shareholder who was a shareholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with Section 3.07(b) and (c) hereof.

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                           (b) A shareholder notice referred to in Section
3.07(a)(iii) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary, not more than ten (10) days after the date of the initial notice referred to in Section 3.07(a)(i) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than thirty
(30) days prior to the anniversary date of the initial notice referred to in
Section 3.07(a)(i) hereof with respect to the previous year's annual meeting, in the case of business to be brought before an annual meeting of shareholders.

                           (c) A shareholder notice referred to in Section
3.07(a)(iii) hereof shall set forth:

                                    (i) a full description of each item of
business proposed to be brought before the meeting and the reasons for conducting such business at such meeting;

                                    (ii) the name and address of the person
proposing to bring such business before the meeting;

                                    (iii) the class and number of shares held of
record, held beneficially, and represented by proxy by such person as of the record date for the meeting, if such date has been made publicly available, or as of a date not later than thirty (30) days prior to the delivery of the initial notice referred to in Section 3.07(a)(i) hereof, if the record date has not been made publicly available;

                                    (iv) if any item of business involves a
nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected;

                                    (v) any material interest of such
shareholder in the specified business;

                                    (vi) whether or not such shareholder is a
member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation; and

                                    (vii) all other information that would be
required to be filed with the Securities and Exchange Commission, if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto.

                  No business shall be brought before any meeting of the shareholders of the corporation otherwise than as provided in this Section 3.07.

                           (d) Notwithstanding the provisions of this Section
3.07, the Board of Directors shall not be obligated to include information as to any shareholder nominee for director or any other shareholder proposal in any proxy statements or other communication sent to shareholders.

                           (e) The Chairman of the meeting may, if the facts
warrant, determine that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 3.07, and if he or she should so determine, he or she shall so declare to the meeting and the defective item of business shall be disregarded.

              3.08. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the corporation or other person

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authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

              3.09. Voting of Shares. Unless otherwise provided in the Articles or the Arizona Business Corporation Act, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

              3.10. Voting for Directors. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present at the time of such vote. As provided by law, shareholders shall be entitled to cumulative voting in the election of directors.

              3.11. Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

              3.12. Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the shareholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

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              3.13. Shareholder Approval or Ratification. The Board of Directors
may submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

              3.14. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

              3.15. Shareholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The consents shall be delivered to the corporation for inclusion in the minutes or filing with the corporate record. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date, except that if, by law, the action to be taken requires that notice be given to shareholders who are not entitled to vote on the matter, the effective date shall not be prior to ten (10) days after the corporation shall give such shareholders written notice of the proposed action, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                              V. BOARD OF DIRECTORS

              4.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

              4.02. Number, Tenure, and Qualification of Directors. Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be neither less than five (5) nor more than nine (9). The number of directors in office from time to time shall be within the limits specified above, as prescribed from time to time by resolution adopted by either the shareholders or the Board of Directors. The Board of Directors shall consist of Class A Directors and Class B Directors. The Class A directors shall be elected for a term of two years at the annual meeting of shareholders of the corporation held in every odd numbered year. The Class B directors shall be elected for a term of two years at the annual meeting of shareholders of the corporation held in every even numbered year. When an uneven number of directors has been set by the Board of Directors, there shall be an even number of Class A directors and Class B directors. All directors of the corporation shall be shareholders of the corporation and no person who has attained the age of seventy (70) years shall be eligible for election or appointment to the Board of Directors.

              4.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

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              4.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board or, at the request of three members of the Board of Directors, by the Secretary.

              4.05. Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place of any special directors meeting shall be given at least 48 hours prior thereto. Notice shall be given in accordance with and shall be deemed to be effective at the time and in the manner described in Arizona Revised Statutes Section 10-141. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at or participation of a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

              4.06. Director Quorum. A majority of the number of directors prescribed according to Section 4.02 above, or if no number is so prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number.

              4.07. Directors, Manner of Acting.

                           (a) If a quorum is present when a vote is taken, the
affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless the Articles require a greater percentage.

                           (b) Unless the Articles provide otherwise, any or all
directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                           (c) A director who is present at a meeting of the
Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

              4.08. Director Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or corporate records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

              4.09. Removal of Directors by Shareholders. The shareholders may remove one (1) or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a shareholder vote to remove him. If less than the entire Board of Directors is to be removed, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

              4.10. Board of Director Vacancies.

                           (a) Unless the Articles provide otherwise, if a
vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, either the shareholders or the Board of Directors may fill the vacancy.

                           (b) If the vacant office was held by a director
elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                           (c) A vacancy that will occur at a specific later
date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                           (d) The term of a director elected to fill a vacancy
expires at the next shareholders meeting at which directors are elected.

              4.11. Director Compensation. Unless otherwise provided in the Articles by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

              4.12. Director Committees.

                           (a) Creation of Committees. In addition to the
committees set forth in this Article IV and unless the Articles provide otherwise, the Board of Directors may create one (1) or more other committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

                           (b) Selection of Members. The creation of a committee
and appointment of members to it shall be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles to take such action.

                           (c) Required Procedures. Sections 4.03 through 4.08
of this Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

                           (d) Authority. Unless limited by the Articles, each
committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee, provided, however, that a committee may not: (1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval

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
under the Arizona Business Corporation Act; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation without shareholder action as provided by law; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; or (9) fix the compensation of directors for serving on the Board of Directors or any committee of the Board of Directors.

              4.13. Executive Committee. The Board of Directors shall appoint an executive committee, consisting of at least three directors, including the Chairman of the Board, who shall be the chairman of the Committee. The committee shall have and exercise all lawfully delegable powers of the Board of Directors while the Board is not in session, except as such delegation of powers may be limited from time to time by resolution of the Board of Directors.

              4.14. Audit Committee. The Board of Directors shall appoint an audit committee, consisting of at least two directors, provided, however, that directors who are also officers of the corporation shall not be eligible for membership on the committee. The audit committee shall:

                   (a)      recommend the auditors;
                   (b) review the overall scope of the audit and the final opinion of the external auditors;
                   (c) review the financial and accounting policies and procedures used by the corporation;
                   (d) approve the organization and procedures of the internal accounting and auditing departments;
                   (e)      prepare a report of the Board of Directors;
                   (f)      assure compliance with ethical standards.

              4.15. Compensation and Nominating Committee. The Board of Directors shall appoint a compensation and benefits committee, consisting of a least two non-officer directors. The committee shall recommend to the Board candidates for membership on the Board of Directors, and shall be empowered to make recommendations to the Board of Directors concerning the following:

                   a)       employees' salaries and bonuses;
                   b)       the company's Restricted Stock Plan;
                   c)       the company's Incentive Bonus Plan;
                   d)       all other company compensation and benefit plans.

              4.16. Retirement Plan Administrative Committee. The Board of Directors shall appoint an administrative committee consisting of three individuals to establish and maintain the corporation's funding policy for its Retirement Plan and Trust for Salaried Employees, the corporation's 401(k) Plan and to act as fiduciary thereunder. Individuals may be eligible for membership on the administrative committee without being directors or officers of the corporation.

              4.17. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Board of Directors, the Chairman of the Board, or the corporation at its known place of business. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

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
                                   V. OFFICERS

              5.01. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the corporation.

              5.02. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the corporation shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in
Section 5.03 of this Article V. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board.

              5.03. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the corporation at its known place of business. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

              5.04. Duties of Officers. Officers of the corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence, death, or disability.

              5.05. Bonds and Other Requirements. The Board of Directors may require any officer to give a bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board of Directors.

              5.06. Chairman of The Board. The Chairman shall be appointed by the Board of Directors and shall preside at all meetings of the shareholders and of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. Unless he also serves as the Chief Executive Officer, the Chairman shall not be considered an employee of the corporation.

              5.07. Chief Executive Officer. The Chief Executive Officer shall be appointed by the Board of Directors and shall be responsible for the general supervision of the business and property of the corporation. He shall possess the same power as the president to sign all documents authorized by the Board of Directors, unless restricted by law. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the shareholders and of the Board. He shall have the power, subject to the authority of the Board of Directors, to appoint and discharge all officers (except those required by these bylaws to be appointed by the Board), employees, and agents; to define their duties, and to fix their compensation, provided that any compensation over $50,000 per year must first be approved by the Board. In the absence of the Chairman, or the President, or both, the Chief Executive Officer shall

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
undertake those duties and responsibilities, if so directed by the Board. The Chief Executive Officer shall have such other powers and responsibilities as may be assigned to him by the Board.

              5.08. President. Unless otherwise specified by resolution of the Board of Directors, the President, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall, when present, and in the absence of a Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and of the Board of Directors. The President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

              5.09. Chief Operating Officer. Unless otherwise specified by resolution of the Board of Directors, the Chief Operating Officer, subject to control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by the President or the Board of Directors from time to time. The Chief Operating Officer shall, when present, and in the absence of the Chairman of the Board, the Chief Executive Officer, and President, preside at all meetings of the shareholders and of the Board of Directors. The Chief Operating Officer will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The Chief Operating Officer shall have such other powers and responsibilities as may be assigned to him by the President or the Board of Directors.

              5.10. The Vice President. If appointed, in the absence of the President or in the event of his/her death or disability, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice President or in the event of the death or disability of all Vice Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any Vice President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

              5.11. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the shareholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or shareholders as appropriate to perform the duties of the Secretary.

              5.12. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the corporation; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the shareholders at proper times and account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

              5.13. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

              5.14. Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

              5.15. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

                           VI. EXECUTION OF DOCUMENTS

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
              6.01. Contracts, Etc. All contracts, conveyances, leases or other corporate instruments shall be executed on behalf of the corporation by the Chairman of the Board, by the President, the Executive Vice President, the Sr. Vice President, or by such other officer or officers of the corporation to whom the Chairman of the Board, the President or the Board of Directors may delegate such authority, subject to the following:

                           (a) No loan greater than $1,000,000 shall be
contracted on behalf of the corporation unless authorized by the Board of Directors.

                           (b) No real property of the corporation may be sold
for more than $1,000,000, nor exchanged for other property valued at more than $1,000,000 unless authorized by the Board of Directors.

                           (c) A capital expenditure in excess of $1,000,000 for
any one purpose or project shall be authorized by the Board of Directors.

                           (d) In matters of auction bidding for property or
property rights, no bids totalling over $1,000,000 per auction shall be made without the authorization of the Board of Directors.

         The Chairman or President shall report to the Board the total capital expenditures, the total dollar amount of sales or exchanges, and the total dollar amount of auction bids made, which did not require Board approval.

              6.02. Proxies. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board may in the name and on behalf of the corporation appoint an attorney or attorneys, agent or agents of the corporation (who may be or include himself or herself), in the name and on behalf of the corporation to cast the votes which the corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by such other corporation, may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of, on behalf of, and under the corporate seal of, the corporation all written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

                 VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

              7.01. Certificates for Shares.

                           (a) Content. Certificates representing shares of the
corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Arizona, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law) by one or more officers of the corporation, as determined by the Board of Directors, or, if no such determination is made, by any of the Chairman of the Board (if any), the President, any Vice President, the Secretary, or the Treasurer of the corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered,

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
issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

                           (b) Legend as to Class or Series. If the corporation
is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

                           (c) Shareholder List. The name and address of the
person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

                           (d) Lost Certificates. In the event of the loss,
theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

              7.02. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

              7.03. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

              VIII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

              8.01. Indemnification. Unless otherwise provided by these bylaws, the corporation shall hold harmless and indemnify each of its directors and officers ("indemnities") to the fullest extent permitted by Arizona law.

              8.02. Effect of Repeal. No repeal or amendment of this Article shall diminish indemnities' right to indemnification for acts taken before the date of repeal or amendment.

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
                               IX. DISTRIBUTIONS

              9.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's Articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its shareholders.

                                X. CORPORATE SEAL

              10.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Arizona as the state of incorporation, the year of incorporation, and the words "Corporate Seal."

                                  XI. EXEMPTION

              11.02. Exemption From The Arizona Corporate Takeover Act. The corporation, pursuant to the provisions of ARS 10-1211(A)(2) and 10-1223(A)(2), and pursuant to the approval of the shareholders on May 10, 1991, has chosen to exempt itself from the provisions of ARS 10-1211 through 10-1223, concerning Control Share Acquisitions and Business Combinations. This amendment does not apply to any "control share acquisition" as defined in ARS 10-1201(9) made on or before May 10, 1991, or to any "business combination" as defined in ARS 10-1201(10) whose "share acquisition date" as defined in ARS 10-1201(14) is on or before May 10, 1991.

                                 XII. AMENDMENTS

              12.01. Amendments. The corporation's Board of Directors may amend or repeal the corporation's Bylaws unless:

                           (a) the Articles or the Arizona Business Corporation
Act reserve this power exclusively to the shareholders in whole or part; or

                           (b) the shareholders in adopting, amending, or
repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

         The corporation's shareholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.



I certify that the foregoing is a true and correct copy of the bylaws of New Mexico and Arizona Land Company as last amended.

DATED as of this 16th day of May, 1997.

/s/ E. M. Bedewi
------------------------------------
Secretary

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